UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2023, the Board of Directors of NOV Inc. (the “Company”) approved and adopted a form of indemnification agreement to be entered into by the Company with its directors, officers and certain other key employees (the “Indemnification Agreement”). Additionally, on May 17, 2023, the Company entered into Indemnification Agreements with each of its directors and executive officers.

The Indemnification Agreement requires the Company to indemnify the Company’s directors and officers, to the fullest extent permitted by law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any action or proceeding arising out of or related to out of their services as one of the Company’s directors or officers or as a director or officer of any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 Annual Meeting of Stockholders of the Company held on May 17, 2023, the stockholders of the Company approved an amendment and restatement of the Company’s Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company for certain breaches of fiduciary duties, similar to the protections currently available for directors of the Company. The Company filed the Seventh Amended and Restated Certificate of Incorporation with the Delaware Secretary of State’s office, which became effective as of May 17, 2023.

A copy of the Company’s Seventh Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2023, the Company held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.    the election of eight members to the Board of Directors;

2.    the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2023;

3.    the approval, on an advisory basis, of the compensation of our named executive officers;

4.    the frequency for the advisory vote on named executive officer compensation to be conducted on an annual basis; and

5.    the approval of an amendment and restatement of the Company’s Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Clay C. Williams	339,830,912	10,812,123	388,028	19,046,107
Greg L. Armstrong	324,298,984	26,457,394	274,685	19,046,107
Marcela E. Donadio	333,312,952	17,441,465	276,646	19,046,107
Ben A. Guill	326,414,848	24,317,137	299,078	19,046,107
David D. Harrison	326,637,940	24,117,496	275,627	19,046,107
Eric L. Mattson	329,542,898	21,210,937	277,228	19,046,107
William R. Thomas	347,358,299	3,392,725	280,039	19,046,107
Robert S. Welborn	295,360,621	54,041,260	1,629,182	19,046,107

The eight directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2024. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2023	348,865,203	20,936,043	275,924	0

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
3. Approval of the compensation of the Company’s named executive officers	336,552,287	14,138,035	340,741	19,046,107

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
4. Frequency for the advisory vote on the Company’s named executive officer compensation	343,485,630	34,541	7,169,185	341,707	19,046,107

The stockholders approved the advisory vote on named executive officer compensation to be conducted on an annual basis. Based on the vote, the Company intends to hold a say on pay vote every year.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
5. Approval of an amendment and restatement of the Company’s Sixth Amended and Restated Certificate of Incorporation to provide for exculpation of liability for officers of the Company	317,476,553	33,199,335	355,175	19,046,107

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

3.1	Seventh Amended and Restated Certificate of Incorporation of NOV Inc.

10.1	Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	NOV INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President